NEWS RELEASE

Contact: Troy D. Cook

Executive Vice President &

Chief Financial Officer

913-327-3109

NPC INTERNATIONAL, INC. ANNOUNCES CLOSING OF ACQUISITION OF 99 PIZZA

HUT UNITS FROM A FRANCHISEE

Acquisition represents a 11% increase in NPC operated Pizza Hut units

OVERLAND PARK, KANSAS, (SEPTEMBER 30, 2008) - NPC International, Inc. announced today that it has completed the acquisition of 99 Pizza Hut units including 9 fee owned properties located primarily in Virginia for $35 million from Colonial Foods, LLC. According to information provided to NPC, the 50 dine-in restaurants, 3 Pizza Hut/Yum! Brand multi-brand units, and 46 delivery/carryout units generated $81.8 million in net product sales during the 52 weeks ended December 2007. Ninety-six of these stores are located throughout Virginia, two in Maryland and one in West Virginia.

The transaction was funded by approximately $5.0 million of available cash reserves and borrowings on the Company’s $75.0 million revolving credit facility.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and operates 977 Pizza Hut restaurants and delivery/carryout units in 27 states.

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7300 W 129th St,

Overland Park, KS 66213